                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 _________


                                 FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)          April 24, 1995
                                                -------------------------------


                               AMDURA CORPORATION
- -------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)



            Delaware                   1-5027                   41-0121800
- -------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission               (IRS Employer
    of Incorporation)               File Number)            Identification No.)



900 Main Street South, Suite 2A, Building B, Southbury, Connecticut  06488-0870
- -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number including area code          (203) 262-0570
                                                  -----------------------------


                                 Not Applicable
- -------------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)

Item 1.  Changes in Control of Registrant

          On April 24, 1995, FKI plc, a company organized under the laws of

England ("Parent"), through its indirect wholly owned subsidiary, ADU

Acquisition Inc., a Delaware corporation ("Purchaser"), completed its tender offer (the "Offer") for all the outstanding shares of common stock, par value

$.01 per share (the "Common Stock"), of Amdura Corporation, a Delaware

corporation (the "Company"). The Offer was made pursuant to the Agreement and

Plan of Merger, dated as of March 15, 1995 (the "Merger Agreement"), among

Parent, Purchaser and the Company. 24,064,752 shares of Common Stock

(approximately 95.4% of the outstanding shares of Common Stock) were purchased by Purchaser pursuant to the Offer.

          Subsequently, on April 24, 1995, pursuant to the Merger Agreement,

Purchaser merged itself into the Company in accordance with Delaware law. As a result of the merger, each outstanding share of Common Stock (other than shares owned by Purchaser or held by stockholders who have perfected appraisal rights for such shares in accordance with Delaware law) has been converted automatically into the right to receive $2.30 in cash, without interest.

          Also, pursuant to the Merger Agreement, on April 24, 1995, three designees of Parent, Robert F. Beeston, Eric J. Bowers and Robert Sook, were elected to the Board of Directors (the "Board") of the Company and all other members of the Board resigned. As a result, the Board is comprised solely of designees of Parent.

                               SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              AMDURA CORPORATION


                              By: ROBERT M. MILLER
                                  _____________________________________
                                  Robert M. Miller
                                  Vice President and Secretary


Date:  April 27, 1995